UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2022

KnowBe4, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40351	36-4827930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 N. Garden Avenue, Suite 1200,
Clearwater, Florida 33755
(Address of principal executive offices, including zip code)

(855) 566-9234
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	KNBE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.
On September 19, 2022, KnowBe4, Inc. (the “KnowBe4”) issued a press release confirming that on September 16, 2022, KnowBe4 received a non-binding proposal from Vista Equity Partners Management, LLC (collectively with its affiliates, “Vista”) to acquire all of the outstanding shares of KnowBe4 not already owned by Vista for a price of $24.00 per share, payable in cash. In response to an inquiry from Vista, the board of directors of KnowBe4 (the “Board”) formed a special committee, comprised solely of independent directors (the “Special Committee”) to engage with Vista and take other actions that it deems appropriate, with the assistance of independent financial and legal advisors. Consistent with its mandate, and in consultation with its legal and financial advisors, the Special Committee will carefully review the Vista proposal and other potential value creation opportunities to determine the course of action that it believes is in the best interest of KnowBe4 and its stockholders. There is no certainty that any transaction will be consummated and KnowBe4 does not expect to make further public comment regarding these matters unless and until the Special Committee has concluded its review.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 19, 2022
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KnowBe4, Inc.
Dated: September 16, 2022
	By:	/s/ Robert Reich
Robert Reich
Chief Financial Officer
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